UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2024

TriplePoint Venture Growth BDC Corp.
(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
(650) 854-2090
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2024, the Board of Directors of TriplePoint Venture Growth BDC Corp. (the “Company”) appointed Matthew A. Galiani to serve as interim Chief Financial Officer of the Company, effective as of the close of business on August 9, 2024. As previously announced in June 2024, the Company is working with a leading executive search firm and has initiated a search for a permanent Chief Financial Officer.
Mr. Galiani, 33, has served as the Company’s Controller since December 2022. He joined the Company in 2019 and served in various roles as Accounting Manager and Director of Finance, prior to being promoted to Controller. Prior to joining the Company, Mr. Galiani was employed at Medley Capital LLC, a middle market credit platform, where he served as an Accounting Manager of Medley Capital Corporation from 2015 to 2019 and began his career at Deloitte & Touche LLP. He obtained his CPA license in New York and holds a Bachelor of Science in Accounting and a Master of Science in Accountancy.
The Company does not pay cash compensation or provide other benefits directly to Mr. Galiani or to any of its other executive officers. Mr. Galiani is an employee of TriplePoint Capital LLC, the indirect sole owner of the Company’s administrator, TriplePoint Administrator LLC (the “Administrator”), which is compensated for the services it provides to the Company pursuant to the terms of the administration agreement between the Company and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the Administration Agreement including, but not limited to, the Company’s allocable portion of the costs of compensation of Mr. Galiani.
Mr. Galiani: (i) was not appointed as the Company’s interim Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; and (iii) other than as disclosed herein, has not engaged, since the beginning of the Company’s last fiscal year, nor currently proposes to engage, in any transaction in which the Company was or is a participant.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer
Date: August 5, 2024